SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue Warren, Michigan	48093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (586) 751-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 15, 2007, Noble International, Ltd. entered into a Share Purchase Agreement with Arcelor, S.A., pursuant to which Noble will combine substantially all of the tailored welded blank and related welding business conducted by Arcelor and its affiliates with Noble’s own business in exchange for a combination of Noble common stock, cash, notes and assumption of lease liabilities with an aggregate value of approximately $300 million. Arcelor, S.A. is a member of the Arcelor Mittal group. The Arcelor Mittal group is the world’s leading steel company, with 330,000 employees in more than 60 countries.

Pursuant to the Share Purchase Agreement, Arcelor will transfer to Noble substantially all of the tailored laser-welded blank business conducted by Arcelor in western and eastern Europe, India, China and the U.S., along with licensing the related trade secrets and intellectual property (or rights therein) (all such assets, collectively, the “Business”).

The material terms of the Share Purchase Agreement are as follows:

Structure and Purchase Price. Prior to closing, Arcelor will complete a reorganization that will result in the Business in Europe, China and India being contributed to a Dutch limited liability company, which has been formed for purposes of the Share Purchase Agreement. As part of the reorganization, Arcelor will not transfer liabilities of the Business other than trade payables and certain employment liabilities related to employees of the Business. Arcelor’s indemnification obligations in the Share Purchase Agreement will include indemnifying us for liabilities associated with the operation of the Business before closing that do not fall into either these two categories, subject to a $33 million cap for all indemnification obligations.

At closing Arcelor:

•

will transfer to a newly formed Noble subsidiary in Europe all the outstanding equity interests in the Dutch limited liability company (which will own, directly or through subsidiaries, the European, Chinese and Indian operations of the Business), and

•	will transfer to a Noble subsidiary in the U.S. all the outstanding equity interests in Arcelor’s U.S. subsidiary that operates its U.S. portion of the Business.

In exchange, at closing, Arcelor will receive:

•	9,375,000 newly-issued shares of Noble common stock, valued at $18 per share, which will constitute approximately 40% of our common stock outstanding immediately after closing.

•	Approximately $116 million cash (less capitalized lease obligations and certain tax liabilities, and subject to adjustment based upon actual working capital at closing), and

•	A $15 million 6% subordinated note maturing in 2012.

Assets that are not included. The Business we are acquiring does not include two laser-welded blanks production plants owned by Arcelor subsidiaries in Belgium and Germany, but we will have an option to acquire them in the future. In addition, we will not acquire the business of Powerlasers Limited, a subsidiary of Dofasco, Inc., a Canadian steel producer that Arcelor acquired in February 2006. Dofasco’s stock is held in trust by a Dutch trust for the benefit of Arcelor, and any sale of Dofasco or any of its assets, including Powerlasers, must be approved by the directors of the trust. However, we have agreed to buy Powerlasers if Arcelor is ever permitted to transfer Powerlasers to us, subject to certain conditions. The purchase price for Powerlasers will be $50 million, subject to potential downward adjustment based on Powerlasers’ financial performance.

Conditions to Closing. The conditions to the parties’ obligation to close the Share Purchase Agreement include, among others:

•	Arcelor’s completion of the reorganization of the Business;

•	Noble’s receipt of not less than $125 million in debt financing;

•	no material adverse changes between December 31, 2006 and closing;

•	receipt of all necessary governmental, regulatory and other third-party approvals, including approvals required under all applicable competition laws and landlord consents;

•	approval of the Share Purchase Agreement by Noble’s stockholders; and

•	election of Arcelor’s and Mr. Skandalaris’, Noble’s chairman of the board of directors, representatives to Noble’s board of directors.

Termination of the Share Purchase Agreement. In the case of the termination or the failure of the transactions contemplated by the Share Purchase Agreement to close before October 1, 2007 because of a material breach by either Arcelor or Noble or in the case where Noble has accepted an alternative transaction proposal from a third party, the breaching party must pay to the non-breaching party the amount of the non-breaching party’s reasonable out-of-pocket expenses in connection with the Share Purchase Agreement, not to exceed $5 million in the aggregate.

Noble’s Board of Directors and Management after the Closing of the Share Purchase Agreement. Noble’s board of directors has voted to increase the size of the board from seven to nine members effective upon the closing and to restructure its membership. As a condition to closing, three of our then-current directors (other than Robert J. Skandalaris, our chairman, and Thomas L. Saeli, our chief executive officer) will resign from our board and the vacancies will be filled with four nominees of Arcelor and one nominee of Robert J. Skandalaris. One of Arcelor’s nominees will be elected as vice chairman. Arcelor and Mr. Skandalaris will enter into a standstill and voting agreement with us at closing that will, among other things, require Arcelor and Mr. Skandalaris to vote for each other’s nominees, so long as either one retains nomination rights. After closing, a majority of our board of directors will continue to consist of independent directors, as defined by NASDAQ.

Our management team will remain in place after the consummation of the transactions contemplated by the Share Purchase Agreement. The current management of the Business will be responsible for Noble’s new European operations and will report to Thomas L. Saeli, our chief executive officer.

Ancillary Agreements. At closing, Arcelor, Noble and in certain instances, Mr. Skandalaris, will enter into a number of additional agreements that will address corporate governance matters, rights of Arcelor and Mr. Skandalaris as shareholders, the transition of support services for the Business, and commercial matters between Arcelor and Noble. These agreements are:

•	standstill and stockholder agreement;

•	registration rights agreement;

•	transition services agreement;

•	steel supply and auto services agreement;

•	contract manufacturing agreement; and

•	intellectual property license agreement.

Voting and Support Agreement. Under a voting and support agreement, Mr. Skandalaris, our chairman of the board, has agreed to vote all of our stock beneficially owned by him in favor of the Share Purchase Agreement and to vote against any action that would breach the Share Purchase Agreement or otherwise adversely affect it. Furthermore, while the voting and support agreement is in effect, Mr. Skandalaris has agreed not to sell or otherwise dispose of his shares of our stock.

Additional Information.

The Share Purchase Agreement, together with the ancillary agreements referred to above, will be filed as an exhibit to our Form 10-K for the year ended December 31, 2006 and are incorporated herein by reference. The forgoing summary of the terms and conditions of the Share Purchase Agreement is qualified in its entirety by reference to such exhibit.

In connection with the Share Purchase Agreement, Noble will file a proxy statement with the Securities and Exchange Commission. Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Noble, without charge at the SEC’s web site (www.sec.gov). These documents may also be obtained for free from Noble’s Investor Relations web site (www.nobleintl.com) or by directing a request to Noble at: Noble International, Ltd., Attn: Greg Salchow, 28213 Van Dyke Avenue, Warren, Michigan 48093.

We and our respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from our stockholders in respect of the proposed transaction.

Information regarding our directors and executive officers is available in our proxy statement for our 2006 annual meeting of stockholders, filed with the SEC on April 20, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Item 7.01 Regulation FD Disclosure

The press release attached as Exhibit 99.1 describing the transaction with Arcelor and is incorporated herein by reference. Information contained in Exhibit 99.1 is being furnished and shall not be deemed “Filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 9.01. Exhibits

(d) Exhibits:

10.1*	Share Purchase Agreement, dated March 15, 2007, by and between Noble International, Ltd. and Arcelor S.A., including the following exhibits:*

(a) Standstill and Stockholder Agreement;*

(b) Registration Rights Agreement;*

(c) Transition Services Agreement;*

(d) Steel Supply and Auto Services Agreement;*

(e) Contract Manufacturing Agreement; and*

(f) Intellectual Property License Agreement.*

99.1	Press Release issued by Noble International on March 16, 2007.

*	To be filed as exhibits to our form 10-K for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

March 16, 2007	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

EXHIBIT INDEX

No.	Description of Exhibit
10.1*	Share Purchase Agreement, dated March 15, 2007, by and between Noble International, Ltd. and Arcelor S.A., including the following exhibits:*

(a) Standstill and Stockholder Agreement;*

(b) Registration Rights Agreement;*

(c) Transition Services Agreement;*

(d) Steel Supply and Auto Services Agreement;*

(e) Contract Manufacturing Agreement; and*

(f) Intellectual Property License Agreement.*

99.1	Press Release issued by Noble International on March 16, 2007.

*	To be filed as exhibits to our form 10-K for the year ended December 31, 2006.